UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2018

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 8.01.	Other Events.

The following “Description of Common Stock” is filed for the purpose of updating the description of the common stock of CSX Corporation (“we,” “our,” “us,” “CSX” or the “Company”). The following “Description of Common Stock” modifies and supersedes, to the extent inconsistent, any prior description of the common stock of the Company in any registration statement or report filed with the Securities and Exchange Commission (the “Commission”) and will be available for incorporation by reference into certain of the Company’s filings with the Commission pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and forms promulgated thereunder. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the applicable provisions of the Company’s amended and restated articles of incorporation (attached as Exhibit 3.1 to CSX’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Commission on February 11, 2015), its amended and restated bylaws (attached as Exhibit 3.1 to CSX’s Current Report on Form 8-K filed with the Commission on July 11, 2017) and the Virginia Stock Corporation Act, as it may be amended from time to time (the “VSCA”).

DESCRIPTION OF COMMON STOCK

Authorized Capital Stock

The authorized capital stock of CSX is (i) 1,800,000,000 shares of common stock, par value $1.00 per share, and (ii) 25,000,000 shares of preferred stock, without par value, issuable in series. As of June 30, 2018, there were 858,810,557 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding.

Common Stock

Listing. Our common stock is listed on the Nasdaq Global Select Market under the symbol “CSX.”

Fully Paid and Non-Assessable. All outstanding shares of common stock are fully-paid and non-assessable. Any additional shares of common stock we issue will also be fully-paid and non-assessable.

Voting Rights. Holders of common stock are entitled to one vote per share on all matters voted on by shareholders, and, except as otherwise required by law or provided by the terms of any series of preferred stock, the holders of those shares exclusively possess all voting power of CSX. No holder of common stock is entitled as such, as a matter of right, to subscribe for or purchase any shares of common stock or preferred stock. There is no cumulative voting in the election of directors, who are elected annually by a vote of the majority of the votes cast with respect to a nominee’s election; provided, that if there are more nominees for election than the number of directors to be elected, directors are elected by a plurality of the votes cast in such an election.

Dividends. Subject to the preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to receive ratably dividends as may be declared from time to time by our Board of Directors from funds legally available for that purpose.

Right to Receive Liquidation Distributions. In the event of a liquidation, dissolution or winding up of CSX, holders of common stock are entitled to share ratably in all assets remaining after payment or provision for liabilities and amounts owing in respect of any outstanding preferred stock.

Transfer Agent. Broadridge Corporate Issuer Solutions, Inc., located in Edgewood, New York, is the transfer agent for our common stock.

Preferred Stock

Subject to limitations prescribed by the VSCA and CSX’s amended and restated articles of incorporation, our Board of Directors, without further action by our shareholders, is authorized to designate and issue in series preferred stock and to fix as to any series:

●	the number of shares constituting that series;

●	the rate of dividend, the time of payment and, if cumulative, the dates from which dividends will be cumulative, and the extent of participation rights, if any;

●	any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action;

●	the price at and the terms and conditions on which shares may be redeemed, including any sinking fund provisions for the redemption or purchase of shares;

●	the amount payable upon shares in the event of a voluntary or involuntary liquidation; and

●	whether shares will have the privilege of conversion, and if so, the terms and conditions on which shares may be converted.

The issuance of preferred stock could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of CSX or to remove present management and could have the effect of delaying or preventing a merger, tender offer or other attempted takeover of CSX. No holder of preferred stock will be entitled, as a matter of right, to subscribe for or purchase any shares of preferred stock or common stock.

Unless otherwise determined by our Board of Directors, any series of preferred stock will rank, with respect to dividends and the distribution of assets, senior to common stock, and on a parity with shares of any other then outstanding series of preferred stock. Therefore, any preferred stock that may subsequently be issued may limit the rights of the holders of our common stock and preferred stock. In addition, under certain circumstances, preferred stock could also restrict dividend payments to our holders of common stock.

Virginia Stock Corporation Act; Anti-takeover Effects

The VSCA contains provisions governing “Affiliated Transactions.” These provisions, with several exceptions discussed below, generally require approval of certain material transactions between a Virginia corporation and any beneficial holder of more than 10% of any class of its outstanding voting shares (an “Interested Shareholder”) by a majority of disinterested directors and by the holders of at least two-thirds of the remaining voting shares. Affiliated Transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder, or any reclassification, including a reverse stock split, recapitalization or merger of the corporation with its subsidiaries, which increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than 5%.

For three years following the time that a person becomes an Interested Shareholder, a Virginia corporation cannot engage in an Affiliated Transaction with that Interested Shareholder without the approval of two-thirds of the voting shares other than those shares beneficially owned by the Interested Shareholder, and the approval of a majority of the Disinterested Directors. “Disinterested Director” means, with respect to a particular Interested Shareholder, a member of our Board of Directors who was:

●	a member before the date on which an Interested Shareholder became an Interested Shareholder, or

●	recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the Board of Directors.

After the expiration of the three-year period, the statute requires approval of Affiliated Transactions by two-thirds of the voting shares other than those beneficially owned by the Interested Shareholder.

The principal exceptions to the special voting requirements apply to transactions proposed after the three-year period has expired and require either that the transaction be approved by a majority of CSX’s Disinterested Directors or that the transaction satisfy the fair-price requirements of the statute. In general, the fair-price requirement provides that in a two-step acquisition transaction, the Interested Shareholder must pay the shareholders in the second step either the same amount of cash or the same amount and type of consideration paid to acquire CSX’s shares in the first step.

None of the limitations and special voting requirements described above applies to an Interested Shareholder whose acquisition of shares making that person an Interested Shareholder was approved by a majority of CSX’s Disinterested Directors.

These provisions are designed to deter certain types of takeovers of Virginia corporations. The statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation can adopt an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions will not apply to the corporation. At the 2006 annual meeting, the shareholders of CSX voted to “opt out” of the Affiliated Transactions provisions of the VSCA. Under CSX’s amended and restated articles of incorporation, the following actions must be approved by the affirmative vote of a majority of the voting shares entitled to vote: (1) any plan of merger or share exchange for which the VSCA requires shareholder approval; (2) the sale of all or substantially all of CSX’s property for which the VSCA requires shareholder approval; and (3) the dissolution of CSX. Majority voting for these three types of actions became effective on November 3, 2007, 18 months after the amendment was approved by the shareholders.

The VSCA also generally provides that shares of a Virginia corporation acquired in a transaction that would cause the acquiring person’s voting strength to meet or exceed any of three thresholds (20%, 33-1/3% or 50%) have no voting rights with respect to those shares unless granted by a majority vote of shares not owned by the acquiring person or any officer or employee-director of the corporation. This provision empowers an acquiring person to require the Virginia corporation to hold a special meeting of shareholders to consider the matter within 50 days of its request. CSX’s bylaws provide that this law does not apply to acquisitions of CSX stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORTATION

By:	/s/ NATHAN D. GOLDMAN
Name:	Nathan D. Goldman
Title:	Executive Vice President – Chief Legal Officer & Corporate Secretary

DATE: July 19, 2018